UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 5, 2004

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 331-5281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company signed a Renewal Letter dated September 30, 2004 in relation to its warehouse facility. The letter extends the Conversion Date of the Indenture to March 9, 2005 and the Commitment Termination dates for the Subclass A-1 Note Purchase Agreement, the Subclass B-1 Note Purchase Agreement, the Subclass A-2 Note Purchase Agreement and the Subclass B-2 Note Purchase Agreement to March 9, 2005. Except for this extension, the terms of the warehouse facility are unchanged. The Conversion Date and Commitment Termination Dates were all previously September 9, 2004.

The parties to the letter are the Company, Sheffield Receivables Corporation (Note Purchaser), Barclays Bank PLC (Note Purchaser) and Fortis Bank (Nederland) N.V. (Note Purchaser). Fortis Bank (Nederland) N.V. is also a participant in the Company’s revolving debt facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 5, 2004.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Donald A. Nunemaker
Donald A. Nunemaker
Executive Vice President and Chief Operating Officer